EXHIBIT 5




                                February 10, 2000




Standex International Corporation
6 Manor Parkway
Salem, NH   03079

Gentlemen:

    I have caused to be prepared by the legal staff under my direction, a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 800,000 shares of the Common Stock par value $1.50 per share (the "Shares") of Standex International Corporation, a Delaware corporation (the "Company"), issuable under the 1998 Long Term Incentive Plan of the Company (the "Plan") which is approved by the stockholders of the Company at the Annual Meeting of Stockholders held on October 27, 1998.

    I am Vice President, General Counsel and Secretary of the Company. I am beneficial owner of 19,926 shares of Common Stock (including approximately 2,064 shares in my account as of December 31, 1999 under the Standex Retirement Savings Plan 14,300 in the form of unexercised stock options and 650 shares in the form of unvested restricted stock). I have examined the Restated Certificate of Incorporation, as amended, and By-laws of the Company, the Registration Statement and such other documents as I have deemed material for the purposes of this opinion.

    Based on the foregoing, it is my opinion that:

    1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

    2. The Shares are duly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will have been legally issued and will be fully paid and non-assessable.

    The foregoing assumes that all necessary steps will have been taken to comply with the requirements of the Securities Act of 1933, as amended, applicable requirements of state law regulating the sale of securities and applicable requirements of the New York Stock Exchange.

    I hereby consent to the use of my name in the Registration
Statement and under the caption "Legal Opinion" in the Prospectus which is incorporated in the Registration Statement, and to the filing of this Opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement.

                                Sincerely,

                                /s/Deborah A. Rosen

                                Deborah A. Rosen
                                General Counsel